Exhibit 107

Calculation of Filing Fee Tables
S-8
CUSHMAN & WAKEFIELD LTD.
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, $0.10 par value per share	457(c) and (h)	12,585,149	$13.93	$175,311,125.57	0.00013810	$24,210.47
Total Offering Amounts:						$175,311,125.57		$24,210.47
Total Fee Offsets:								0.00
Net Fee Due:								$24,210.47

Offering Note

(1)
(a) This Registration Statement on Form S-8 (the Registration Statement) covers 12,585,149 common shares, par value $0.10, of the Registrant (the Common Shares) reserved and available for delivery with respect to awards under the Cushman & Wakefield Ltd. 2026 Omnibus Share and Cash Incentive Plan (the Plan).

(b) Filing fee is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the Securities Act), based on the average of the high ($14.20) and low ($13.65) prices of the Common Shares as reported on the New York Stock Exchange on May 11, 2026.

(c) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding Common Shares of the Registrant.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A